UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2009
(Date of Earliest Event Reported)

Commission file number: 1-3203

CANAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 12, 2009, Brian J. Buchan, Raphaël C. Decaluwé, Mary Jane Hellyar and Jeremy S.G. Fowden, directors of Canal Corporation, resigned from their positions as directors of the Corporation.

None of the resignations was based on any disagreement with the Corporation on any matter related to its operations, policies or practices.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective May 12, 2009, Article IV, Section 2 of the Amended and Restated Bylaws of the Corporation was amended to reduce the size of the Board of Directors from nine (9) to seven (7) Directors, and Article IV, Section 6 of the Bylaws of the Corporation was amended to reduce the number of Directors necessary to constitute a quorum from a majority to one- third of number of the Directors fixed by the Bylaws of the Corporation.  A copy of the amended sections is filed herewith as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	3.1	Article IV, Section 2 and Article IV, Section 6 of the Corporation’s Amended and Rested Bylaws, as amended May 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANAL CORPORATION
(Registrant)

Date: May 12, 2009	BY:	/s/ Joel K. Mostrom
Joel K. Mostrom
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Article IV, Section 2 and Article IV, Section 6 of the Corporation’s Amended and Rested Bylaws, as amended May 12, 2009.